Exhibit 99.1

THE WALT DISNEY COMPANY AND CHARTER COMMUNICATIONS ANNOUNCE TRANSFORMATIVE AGREEMENT FOR DISTRIBUTION OF DISNEY’S LINEAR NETWORKS AND
DIRECT-TO-CONSUMER SERVICES

Disney+ Basic Ad-Supported Offering Will Be Included in Spectrum TV Select Video Packages, as Part of Wholesale Arrangement Between the Two Companies

ESPN+ to be Included in Spectrum TV Select Plus Video Package and ESPN’s Flagship Direct-To-Consumer Service Will Be Included for Spectrum TV Select Subscribers Upon Launch

Charter Will Make Disney’s Direct-To-Consumer Services Available for Purchase by Its Broadband-Only Customers

Burbank, CA and Stamford, CT, September 11, 2023 – The Walt Disney Company (NYSE: DIS) and Charter Communications, Inc. (NASDAQ: CHTR) today announced a transformative, multi-year distribution agreement that maximizes value for consumers and supports the linear TV experience as the industry continues to evolve. As part of the deal, the majority of Disney’s networks and stations will be immediately restored to Spectrum’s video customers.

In a joint statement Robert A. Iger, Chief Executive Officer, The Walt Disney Company, and Chris Winfrey, President and Chief Executive Officer, Charter Communications said:

“Our collective goal has always been to build an innovative model for the future. This deal recognizes both the continued value of linear television and the growing popularity of streaming services, while addressing the evolving needs of our consumers. We also want to thank our mutual customers for their patience this past week, and are pleased that Spectrum viewers once again have access to Disney’s high-quality sports, news and entertainment programming, in time for Monday Night Football.”

Among the key deal points:

•In the coming months, the Disney+ Basic ad-supported offering will be provided to customers who purchase the Spectrum TV Select package, as part of a wholesale arrangement;
•ESPN+ will be provided to Spectrum TV Select Plus subscribers;
•The ESPN flagship direct-to-consumer service will be made available to Spectrum TV Select subscribers upon launch and;
•Charter will maintain flexibility to offer a range of video packages at varying price points based upon different customer’s viewing preferences.

Charter also will use its significant distribution capabilities to offer Disney’s direct-to-consumer services to all of its customers – in particular its large broadband-only customer base – for purchase at retail rates. These include Disney+, Hulu and ESPN+, as well as The Disney Bundle.

Effective immediately, Spectrum TV will provide its customers widespread access to a more curated lineup of 19 networks from The Walt Disney Company. Spectrum will continue to carry the ABC Owned Television

Stations, Disney Channel, FX and the Nat Geo Channel, in addition to the full ESPN network suite. Networks that will no longer be included in Spectrum TV video packages are Baby TV, Disney Junior, Disney XD, Freeform, FXM, FXX, Nat Geo Wild, and Nat Geo Mundo.

To preserve all these valuable business models, the parties also have renewed their commitment to lead the industry in mitigating the effects of unauthorized password sharing.

About The Walt Disney Company
The Walt Disney Company, together with its subsidiaries and affiliates, is a leading diversified international family entertainment and media enterprise that includes three core businesses: Disney Entertainment, ESPN, and Disney Parks, Experiences and Products. Disney is a Dow 30 company and had annual revenues of $82.7 billion in its Fiscal Year 2022.

About Charter Communications
Charter Communications, Inc. (NASDAQ:CHTR) is a leading broadband connectivity company and cable operator serving more than 32 million customers in 41 states through its Spectrum brand. Over an advanced communications network, the Company offers a full range of state-of-the-art residential and business services including Spectrum Internet®, TV, Mobile and Voice.

For small and medium-sized companies, Spectrum Business® delivers the same suite of broadband products and services coupled with special features and applications to enhance productivity, while for larger businesses and government entities, Spectrum Enterprise® provides highly customized, fiber-based solutions. Spectrum Reach® delivers tailored advertising and production for the modern media landscape. The Company also distributes award-winning news coverage and sports programming to its customers through Spectrum Networks. More information about Charter can be found at corporate.charter.com.

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Media Contacts:
Disney:
Naomi Bulochnikov, naomi.bulochnikov@disney.com
April Carretta, april.carretta@disney.com
Katina Arnold, katina.arnold@ESPN.com

Charter Communications:
Cameron Blanchard, cameron.blanchard@charter.com
Maureen Huff, maureen.huff@charter.com